        THE UNIVERSAL INSTITUTIONAL FUND, INC. - MID CAP GROWTH PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

                                                            AMOUNT OF    % OF    % OF
                PURCHASE/          OFFERING    TOTAL          SHARES   OFFERING  FUNDS
   SECURITY       TRADE    SIZE OF PRICE OF  AMOUNT OF       PURCHASED PURCHASED  TOTAL              PURCHASED
  PURCHASED       DATE    OFFERING  SHARES   OFFERING        BY FUND   BY FUND  ASSETS    BROKERS     FROM
--------------- --------- -------- -------- -------------   ----------- --------- ------ ------------ ---------
   Ironwood     02/02/10      --    $11.250 $16,666,667.00   116,124    0.69%    0.56%   J.P. Morgan, JP Morgan
Pharmaceuticals                                                                             Morgan
     Inc.                                                                                   Stanley,
                                                                                            Credit
                                                                                         Suisse, BofA
                                                                                            Merrill
                                                                                             Lynch,
                                                                                            Wedbush,
                                                                                         PacGrow Life
                                                                                           Sciences